UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 30, 2003

APPLE HOSPITALITY FIVE, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-100044	76-0713476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10 South Third Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Item 2.	Acquisition or Disposition of Assets

Apple Hospitality Five, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report pursuant to Item 2 of Form 8-K. This report describes certain acquisitions involving a “significant amount” of assets within the meaning of the General Instructions to Form 8-K. Certain related matters also are reported.

Overview

Effective as of August 30, 2003, we acquired a Springhill Suites® by Marriott® in Danbury, Connecticut for a gross purchase price of $11.5 million and a Courtyard® by Marriott® in Lebanon, New Jersey for a gross purchase price of $15 million. (The Springhill Suites®, Courtyard®, Residence Inn® and Marriott® trademarks are the property of Marriott International, Inc. or one of its affiliates.)

Effective as of September 3, 2003, we acquired a Hilton Garden Inn® in Tampa, Florida for a gross purchase price of $12.25 million. Effective as of September 10, 2003, we acquired a Homewood Suites® by Hilton in Solon, Ohio (part of the Cleveland metropolitan area) for a gross purchase price of $10.05 million. (The Hilton Garden Inn®, Homewood Suites® and Hilton® trademarks are the property of Hilton Hospitality, Inc. or one of its affiliates.)

For simplicity, the hotels we acquired in August and September, as summarized above, may be referred to as the “recently acquired hotels.” Further hotel information is provided in a following section.

The aggregate purchase price of $48.8 million for our recently acquired hotels was funded by our ongoing offering of units (with each unit consisting of one Common Share and one Series A Preferred Share). We completed the minimum offering at $10.50 per unit on January 3, 2003 and are continuing the offering at $11.00 per unit in accordance with our prospectus. As of August 26, 2003, we had raised total gross proceeds of $267,387,118 and net proceeds (after accounting for selling commissions and marketing expense allowances) of $240,648,417.

We also used the proceeds of our ongoing best efforts offering to pay 2% of the gross purchase price for our recently acquired hotels, which equals $976,000, as a commission to Apple Suites Realty Group, Inc. This entity is owned by Glade M. Knight, who is one of our directors and our Chief Executive Officer.

Acquisitions and Related Matters

We are the direct owner of the recently acquired hotels. We have leased our recently acquired hotels to one of our wholly-owned subsidiaries (Apple Hospitality Five Management, Inc., as lessee) under a master hotel lease agreement, which is one of the material contracts described in the next section. The hotels in Danbury, Connecticut and Lebanon, New Jersey are being managed by affiliates of Marriott International, Inc. The hotels in Tampa, Florida and Solon, Ohio are being managed by affiliates of Hilton Hospitality, Inc. For simplicity, each of these managers will be referred to as a “manager.” These managers are not related to or affiliated with us, except through separate management contracts, which are included among the material contracts described in the next section. No manager or any hotel management or licensing corporation (including Marriott International, Inc. and Hilton Hospitality, Inc.) or any of their affiliates will be deemed an issuer, obligor, sponsor or guarantor in respect of any securities described in our prospectus, nor will they have any responsibility or liability for any statement or omission in our prospectus or for such securities.

Summary of Related Contracts

Hotel Lease for Recently Acquired Hotels

Our master hotel lease agreement with Apple Hospitality Five Management, Inc. (as lessee) is dated as of February 26, 2003, and has been supplemented to include our recently acquired hotels. For simplicity, the master hotel lease agreement and all of its schedules, as amended or supplemented, will be referred to as the “lease.” The lease provides for an initial term of 10 years. The lessee has the option to extend the lease term for two additional five-year periods, provided it is not in default at the end of the prior term or at the time the option is exercised. The lease provides for the payment of an annual base rent, a quarterly percentage rent and a quarterly sundry rent. Each type of rent is described below.

The annual base rents and lease commencement dates for our recently acquired hotels are shown below:

		Date of
Location of Hotel	Annual Base Rent	Lease Commencement
Danbury, Connecticut	$1,319,609	September 1, 2003
Lebanon, New Jersey	$1,310,537	September 1, 2003
Tampa, Florida	$1,177,426	September 3, 2003
Solon-Cleveland, Ohio	$905,920	September 10, 2003

The annual base rent is payable in advance in equal monthly installments and will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). The quarterly percentage rent depends on a formula that compares fixed “suite revenue breakpoints” with a portion of “suite revenue,” which is equal to gross revenue from suite rentals less sales and room taxes, credit card fees and sundry rent (as described below). The suite revenue breakpoints will be adjusted each year in proportion to the Consumer Price Index (based on the U.S. City Average). Specifically, the percentage rent is equal to the sum of (a) 17% of all year-to-date suite revenue, up to the applicable suite revenue breakpoint; plus (b) 55% of the year-to-date suite revenue in excess of the applicable suite revenue breakpoint, as reduced by base rent and the percentage rent paid year to date. The quarterly sundry rent equals 55% of all sundry revenue, which consists of revenue other than suite revenue, less the amount of sundry rent paid year-to-date.

Management and License Agreements for Recently Acquired Hotels

The recently acquired hotels are being managed by the applicable manager under separate management agreements. In addition, the franchises for the hotels in Florida and Ohio are established by separate franchise license agreements for each such hotel. The managers are responsible for managing and supervising the daily operations of the hotels and collecting rents for the benefit of the lessee. The fees and other terms of these agreements are the result of commercial negotiations between otherwise unrelated parties, and we believe that such fees and terms are appropriate for our recently acquired hotels and the markets in which they operate.

Other Agreements

In separate owner agreements regarding the recently acquired hotels in Connecticut and New Jersey, the applicable manager granted its consent to the lease. In return, we agreed, as the direct owner of the hotels, to guarantee the performance of the obligations, including monetary obligations, of the lessee under the management agreements. We also have entered into separate and substantially similar guarantees in which we guarantee the payment and performance of the lessee under the franchise license agreements.

Property Summary

Our recently acquired hotels were in operation when acquired. The hotels offer one and two room suites with the amenities generally offered by extended-stay hotels. They are located in developed or developing areas and in competitive markets. We believe the hotels are well-positioned to compete in their respective markets based on location, amenities, rate structure and franchise affiliation. In the opinion of management, the hotels are adequately covered by insurance. Further information about our recently acquired hotels is presented in the table below:

			Gross		Average Daily
		Effective Date	Purchase	Number	Rate (Price)
Location of Hotel	Franchise (a)	of Purchase	Price	of Suites	per Suite
Danbury, Connecticut	Springhill Suites	August 30, 2003	11,500,000	106	$129 –139
Lebanon, New Jersey	Courtyard	August 30, 2003	15,000,000	125	$129
Tampa, Florida	Hilton Garden Inn	September 3, 2003	12,250,000	95	89 – 189
Solon-Cleveland, Ohio	Homewood Suites	September 10, 2003	10,050,000	86	99 – 179

		TOTAL	$48,800,000	412

Notes:

(a)	Trademarked (symbol omitted above). The Springhill Suites® and Courtyard® trademarks are the property of Marriott International, Inc. or one of its affiliates. The Hilton Garden Inn® and Homewood Suites® trademarks are the property of Hilton Hospitality, Inc. or one of its affiliates.
(b)	As of the date of this report. Amounts shown exclude discounts that may be offered to corporate and frequent customers.

Item 7.	Financial Statements and Exhibits

(Any necessary financial statements will be filed by amendment within the required period.)

a.	Financial Statements of Businesses Acquired

b.	Pro Forma Financial Information

c.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLE HOSPITALITY FIVE, INC.

By:	/s/ GLADE M. KNIGHT

Glade M. Knight, President
September 12, 2003